FORM OF UNDERWRITING AGREEMENT

IBUY DIGITAL.COM, INC.

[            ] Shares of Common Stock, $0.01 Par Value Per Share

UNDERWRITING AGREEMENT

[            ], 2005

Underwriting Agreement

[            ], 2005

Merriman Curhan Ford & Co.

Oppenheimer & Co. Inc.                                     ]

as Representative(s) of the several Underwriters

c/o Merriman Curhan Ford & Co.

520 Madison Avenue

Suite 902

New York, NY 10022

Ladies and Gentlemen:

In accordance with the terms of this letter (the “Agreement”), IBuyDigital.com, Inc., a Delaware corporation (the “Company”) proposes to sell to the several underwriters named in Schedule I annexed hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of [            ] shares (the “Firm Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”). In addition, for the purpose of covering sales by the Underwriters of shares of Common Stock in excess of the number of Firm Shares, certain stockholders of the Company listed in Schedule II (the “Selling Stockholders”) propose to grant to the Underwriters an option to purchase from the Selling Stockholders up to an additional [            ] shares (the “Option Shares”).

As the Representatives, you have advised the Company and the Selling Stockholders that you are authorized to enter into this Agreement on behalf of the several Underwriters, and that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively referred to as the “Offer Shares.”

In connection with the sale of the Offer Shares, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-122030), which contains a form of prospectus to be used in connection with the public offering and sale of the Offer Shares. Such registration statement, as amended, including the financial statements and exhibits thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act to increase the size of the offering is called the “Rule 462(b) Registration Statement,” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the initial registration statement or filed with the Commission in accordance with Rule 424(a) under the Securities Act is hereinafter referred to as a “preliminary prospectus.” The form of final prospectus first filed with the Commission in accordance with Rule 424(b) under the Securities Act is hereinafter referred to as the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company, the Selling Stockholders and the Underwriters agree as follows:

1. Purchase and Sale of the Offer Shares.

(a) Firm Shares. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of U.S.$              per share (the “Purchase Price”).

(b) Delivery of Offer Shares.

(1) The Company shall deliver (or cause to be delivered) to the Representatives, for the accounts of the several Underwriters, the certificates for the Firm Shares to be purchased by the Underwriters at the offices of [    ] (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on [            ], 2005, or such other time and date not later than 9:00 a.m., New York City time, on [            ], 2005 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 8.

(2) The Selling Stockholders have placed in the custody of Morgan, Lewis & Bockius LLP, as custodian (the “Custodian”), under the terms of a Power of Attorney and Custodian Agreement executed by each Selling Stockholder (the “Custodian Agreement”), certificates in negotiable form for the total number of Option Shares to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that the Option Shares represented by the certificates held in custody for the Selling Stockholders under the Custodian Agreement are subject to the interests of the Underwriters, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation, including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling

Stockholder or the dissolution of a corporate or other entity Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Option Shares hereunder, certificates for the Option Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Option Shares held by it against delivery of such Option Shares. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of the Over-Allotment Option (as defined below), nor in any event prior to the First Closing Date (such time and date being herein referred to as the “Second Closing Date”).

(c) Option Shares. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Selling Stockholders hereby grant to the Underwriters an option (the “Over-Allotment Option”) to purchase, and the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to any adjustment in accordance with Section 8 hereof), all or a portion of the Option Shares at a purchase price per Option Share equal to the Purchase Price. The maximum number of Option Shares to be sold by each of the Selling Stockholders is set forth opposite their respective names on Schedule II hereto.

(d) Time and Manner of Exercise of Over-Allotment Option. The Over-Allotment Option may be exercised at any time (but not more than once) upon notice by the Representatives to the Company and the Custodian, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option Shares as to which the Underwriters are exercising the Over-Allotment Option, (ii) the names and denominations in which the certificates for the Option Shares are to be registered, and (iii) the time, date and place at which such certificates will be delivered. In the event of the exercise of the Over-Allotment Option, the number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by the Representatives in such a manner as to avoid fractional shares. The Over-Allotment Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Custodian.

(e) Payment for the Offer Shares.

(1) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company for the shares to be sold by it against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be on the First Closing Date.

(2) To the extent, if any, that the Over-Allotment Option is exercised, payment for the Option Shares shall be made on the Second Closing Date in Federal (same day) funds drawn to the order of “Morgan, Lewis & Bockius LLP, as Custodian” for the Option Shares to be sold by the Selling Stockholders against delivery of certificates therefor.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Merriman Curhan Ford & Co. (“MCF”) , individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offer Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Public Offering of the Offer Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Offer Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Firm Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements.

(1) The Registration Statement and any post-effective amendment thereto, each in the form previously delivered to the Representatives, have been declared effective by the Commission under the Securities Act in such form. Other than a Rule 462(b) Registration Statement, which became effective upon filing, and a Form 8-A related to the Registration Statement, no other document with respect to the Registration Statement has, prior to the date hereof, been filed with the Commission. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the Securities Act, and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are pending or are contemplated or threatened by the Commission, and the Company has complied with any request for additional information from the Commission or its staff.

(2) Each of the Registration Statement, any post-effective amendment thereto, and any Rule 462(b) Registration Statement, at the time it became effective, at the First Closing Date and the Second Closing Date:

(a) complied and will comply in all material respects with the Securities Act and all applicable regulations thereunder; and

(b) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(3) The Prospectus, any preliminary prospectus, and any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented, as of its date and as of the First Closing Date and Second Closing Date:

(a) complied and will comply in all material respects with the Securities Act and all applicable regulations thereunder, and with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, any preliminary prospectus, and any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented, are distributed in connection with the offer and sale of the Offer Shares; and

(b) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) The representations and warranties set forth in subsections (a)(2) and (3) above do not apply to statements in or omissions from the Registration Statement, any post-effective amendment thereto, any Rule 462(b) Registration Statement, the Prospectus, any preliminary prospectus, any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented, if such statements or omissions were made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter expressly for inclusion therein.

(5) The Prospectus, any preliminary prospectus, and any supplement thereto or prospectus wrapper, when filed with the Commission, complied in all material respects with the Securities Act and applicable regulations thereunder, and each of the foregoing delivered to any Underwriter for use in connection with this offering was identical to the electronic version filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(b) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Firm Shares or, if later, the Second Closing Date, any offering material in connection with the offering and sale of the Offer Shares other than a preliminary prospectus, prospectus wrapper, the Prospectus or the Registration Statement.

(c) Power to Execute and Perform, and Authorization of, the Underwriting Agreement. The Company has the requisite power and authority to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which it is a party and to perform fully the Company’s obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery by the other parties hereto, is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d) Authorization of the Offer Shares. The outstanding shares of Common Stock, including all shares subject to the Over-Allotment Option, have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. The Firm Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof in the Prospectus.

(e) No Applicable Registration or Other Similar Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company concurrent with or as a result of the offering of the Offer Shares.

(f) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus through the date hereof:

(1) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations of the Company and its subsidiaries, considered as one entity, whether or not arising from transactions in the ordinary course of business (any such change is called a “Material Adverse Effect”);

(2) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, or entered into any material transaction or agreement not in the ordinary course of business;

(3) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock; and

(4) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(g) Independent Accountants. Goldstein Golub Kessler LLP, who certified the financial statements (which term, as used in this Agreement, includes the related notes thereto) of the Company included in the Registration Statement, are:

(1) independent public accountants as required by the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder;

(2) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and

(3) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (“PCAOB”), whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(h) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, fairly present, in all material respects, the consolidated financial position of the Company and its subsidiaries, as well as that of MSB Enterprise LLC (“MSB”), as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; provided, however, that statements that are unaudited are subject to year-end adjustments and do not contain footnotes required under GAAP.

The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus fairly present the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

The financial data set forth in the Prospectus, as amended or supplemented, under the captions “Summary—Summary Consolidated Financial Data,” “Capitalization” and “Selected Consolidated Financial and Operating Data” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as part of the Registration Statement and included in the Prospectus.

(i) Off-Balance Sheet Transactions. Except as described in the financial statements included in the Registration Statement, or except as otherwise described in the Registration Statement, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or components of revenues or expenses.

(j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such qualifications the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(k) Minute Books. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a summary of all meetings and actions of the board of directors (including each committee thereof) and stockholders of the Company and each of such subsidiaries, to the extent such records were created, since the time of their respective formation through the date of the latest meeting and action, and (ii) accurately reflect all resolutions adopted at such meetings or actions referred to in such minutes.

(l) Pre-Offering Transactions. The reorganization of the Company that resulted in each of IBuyDigital Online, Inc. (formerly known as IBuyDigital.com Inc.), Central Digital Inc., Digital Megastore.com Inc. and Dbuys.com Inc. becoming wholly-owned subsidiaries of the Company (the “Reorganization”) has been duly authorized by the Company and has been consummated by the Company. The Company’s certificate of incorporation and by-laws, as described in the Prospectus, have been approved by all necessary corporate, board and stockholder action, do not require any governmental or third-party approval and will be in full force and effect on or before the First Closing Date. The issuance of the shares of common stock of the Company in accordance with the Reorganization does not require registration under the Securities Act and will not be integrated with the sale of the Offer Shares hereunder.

(m) Capitalization and Other Capital Stock Matters.

(1) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Offer Shares) conforms in all material respects to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus. The description of the Company’s stock incentive, stock purchase, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(2) All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any security holders of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(n) Quotation. The Offer Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

(o) No Defaults. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.

(p) No Conflicts. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, will not conflict with or result in a breach or violation of any terms or provisions, or constitute a Default under:

(1) the provisions of the charter or by-laws of the Company or any subsidiary;

(2) any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, encumbrances or consents as would not, individually or in the aggregate, result in a Material Adverse Effect; or

(3) any statute, decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except for such conflict, breach or violation as would not, individually or in the aggregate, result in a Material Adverse Effect.

(q) Absence of Required Consents and Approvals. Except as disclosed in the Prospectus, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD, and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States.

(r) Possession of Licenses and Permits. Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents, clearances, certificates and other authorizations (collectively, “Governmental Licenses”) of any federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received or has reason to believe it will receive any notice of proceedings relating to, and has no knowledge of any events or circumstances that could reasonably be expected to result in, the suspension, revocation or modification of any such Governmental License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(s) No Material Actions or Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings or, to the Company’s knowledge, pending, threatened against or affecting the Company or any of its subsidiaries, any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, or relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(t) Absence of Labor Disputes. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any subsidiary’s principal suppliers or manufacturers which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(u) Contracts. There is no franchise, lease, contract, agreement or document required by the Securities Act to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed therein as required. All descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration

Statement are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice nor does it have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(v) Title to Properties. Except as otherwise disclosed in the Prospectus, each of the Company and its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements included in the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property or assets and do not materially interfere with the use made or proposed to be made of such property or assets by the Company or such subsidiary. The Company does not own or have title to any real property. The real property, improvements, equipment and personal property held under lease or sublease by the Company or any subsidiary are held under valid and enforceable leases, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises or property under any such lease or sublease.

(w) Intellectual Property Rights. Each of the Company and its subsidiaries owns or possesses the right to use the trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other similar rights (collectively, “Intellectual Property Rights”) as are necessary or material to conduct its business as now conducted. Except as set forth in the Prospectus:

(1) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to any Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim;

(2) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of others, and the Company is unaware of any other facts which would form a reasonable basis for any such claim;

(3) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others challenging the validity or scope of any such Intellectual Property Rights owned by the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim;

(4) to the Company’s knowledge, the operation of the Company’s business and that of each of its subsidiaries as now conducted does not infringe any claim of any issued patent or published patent application;

(5) there is no prior art of which the Company is aware that may render any issued patent owned or licensed by the Company or any of its subsidiaries invalid, or any issued patent application owned or licensed by the Company or any of its subsidiaries unpatentable, which has not been disclosed to the applicable government patent office; and

(6) the patents, trademarks and copyrights granted or issued to the Company or any of its subsidiaries have been duly maintained and are in full force and in effect, and none of such patents, trademarks and copyrights have been adjudged invalid or unenforceable in whole or in part.

Neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects.

(x) Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts, with such deductibles and covering such risks as the Company deems adequate and customary for its business including, but not limited to, policies covering owned or leased personal property against theft, damage, destruction, and acts of vandalism. All such insurance is outstanding and duly in force on the date hereof. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. The Company has no reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any material insurance coverage which it has sought or for which it has applied.

(y) Compliance with Laws. The Company has not been advised, and has no reason to believe, that each of the Company and its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(z) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has:

(1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;

(2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds;

(3) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or

(4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa) Tax Law Compliance. Each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, reports and forms with any relevant tax authority in accordance with applicable laws and regulations, which returns, reports and forms are materially true and correct. Neither the Company nor any of its subsidiaries is in default in the payment of any taxes, fees, penalties or interest which were payable under or in connection with said returns, reports or forms, except where the failure to make any such filing or payment would not have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the financial statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined, and the Company does not know of any actual or proposed additional material tax assessments.

(bb) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect:

(1) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances or hazardous substances (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any of its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law;

(2) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice to the Company by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of

Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), or, to the Company’s knowledge, pending or threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and

(3) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(cc) ERISA Compliance.

(1) Each of the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance in all material respects with ERISA.

“ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b) or (c) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member.

(2) No “reportable event” (as defined under ERISA, and reporting for which has not been waived by regulation) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.

(3) No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).

(4) Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur (i) any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) any material liability under Sections 412, 4971, 4975 or 4980B of the Code.

(5) Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is the subject of a letter from the Internal Revenue Service that the firm of such plan so qualifies, and nothing, to the knowledge of the Company, has occurred in form or operation, whether by action or failure to act, that would cause the loss of such qualification.

(dd) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Firm Shares being sold by the Company will not be, an “investment company” within the meaning of Investment Company Act and the rules and regulations of the Commission thereunder, and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(ee) Margin Securities. Neither the Company nor any of the Company’s subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and none of the proceeds of the sale of the Firm Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Firm Shares to be considered a “purpose credit” with the meanings of Regulation T, U or X of the Federal Reserve Board.

(ff) No Price Stabilization or Manipulation. Neither the Company nor any of its officers, directors or, to the Company’s knowledge, other affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offer Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(gg) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

(hh) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the family members of any them, except as disclosed in the Prospectus.

(ii) Compliance with Corporate Governance Requirements.

(1) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it and its directors and officers (in their capacities as such) will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect. Except as set forth in the Prospectus, the Company is actively taking steps to ensure that it and its directors and officers (in their capacities as such) will be in compliance with other applicable provisions of the Sarbanes-Oxley Act currently promulgated but not currently in effect upon and at all times after the effectiveness of such provisions.

(2) The Company has taken all necessary actions to ensure that, upon the Nasdaq National Market’s approval of the Offer Shares for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules currently promulgated but not currently in effect upon the effectiveness of such requirements.

(jj) Audit Committee. The Company’s board of directors has appointed an audit committee whose composition satisfies the requirements of Rule 4350(d) of the rules of the NASD and Rule 10A-3 under the Exchange Act, and the board of directors of the Company and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d) of the rules of the NASD.

(kk) Disclosure Controls and Procedures. The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will establish and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that:

(1) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act will be prepared; and

(2) are effective to perform the functions for which they are established.

(ll) Company’s Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that:

(1) transactions are executed in accordance with management’s general or specific authorization;

(2) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with GAAP and to maintain accountability for assets;

(3) records are maintained in sufficient detail to accurately and fairly reflect the transactions and dispositions of the Company’s assets;

(4) access to assets is permitted only in accordance with management’s general or specific authorization; and

(5) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

The Company is not aware of (a) any significant deficiency in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(mm) Brokers’ Fees. Other than as contemplated by this Agreement, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Firm Shares or shares of any other capital stock or other equity interests in the Company. The Company has not paid or agreed to pay to any person any compensation for soliciting any person or entity to purchase any securities of the Company (except as contemplated by this Agreement).

(nn) Statistical Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Suppliers. No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or such subsidiary or indicated, to the Company’s knowledge, an interest in decreasing or ceasing its sales to the Company or any of its subsidiaries or otherwise modifying its relationship with the Company or such subsidiary, other than in the ordinary course of business in a manner that would not, individually or in the aggregate, result in a Material Adverse Effect.

(qq) Privacy Policies. The Company and each of its subsidiaries:

(1) complies with the Privacy Statements as applicable to any given set of personal information collected by the Company or any of its subsidiaries from individuals;

(2) complies with all applicable United States and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information; and

(3) takes reasonable measures to protect and maintain the confidential nature of the personal information provided to the Company or any of its subsidiaries by individuals, in accordance with the terms of the applicable Privacy Statements.

For purposes hereof, “Privacy Statements” means, collectively, any and all of the Company’s privacy statements and policies published on the websites of the Company or any of its subsidiaries or otherwise made available by the Company or any of its subsidiaries regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, visitors or users of any website of the Company or any of its subsidiaries.

To the Company’s knowledge, no claims or controversies have arisen regarding the Privacy Statements or the implementation thereof.

(rr) E-Mail Marketing Activities. The e-mail direct marketing activities of the Company and each of its subsidiaries have not violated and do not violate the CAN-SPAM Act or any other federal or state law or regulation applicable to electronic direct marketing.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders represents, warrants and covenants to each Underwriter as follows:

(a) Good and Marketable Title to the Option Shares. Such Selling Stockholder now has and at the Second Closing Date will have good and marketable title to the Option Shares to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Option Shares, and upon the delivery of, against payment for, such Option Shares in accordance with the terms of this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(b) Power and Authority. Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement and the Custodian Agreement, and to perform its obligations under such agreements.

(c) Absence of Required Consents and Approvals. The execution and delivery of this Agreement and the consummation by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Securities Act or state securities or blue sky laws).

(d) No Conflicts. The execution and delivery of this Agreement and the performance by such Selling Stockholder of the terms hereof will not result in a breach of any of the terms and provisions, or constitute a default under, or any indenture, mortgage, deed of trust or other agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or any of regulatory body or administrative agency or other governmental body having jurisdiction.

(e) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

(f) Accuracy and Completeness of Information. The information pertaining to such Selling Stockholder in the Registration Statement, any post-effective amendment thereto, any Rule 462(b) Registration Statement, the Prospectus, any preliminary prospectus, and any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented, is complete and accurate in all material respects.

(g) Distribution of Offering Material. Such Selling Stockholder has not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Firm Shares or, if later, the Second Closing Date, any offering material in connection with the offering and sale of the Offer Shares other than a preliminary prospectus, prospectus wrapper, the Prospectus or the Registration Statement.

(h) Management Stockholder Representation. With respect to each Selling Stockholder who is an executive officer of the Company (a “Management Stockholder”), such Management Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 2 hereof are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries, and the sale of Option Shares by such Management Stockholder hereunder is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Registration Statement.

4. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing:

(1) of the receipt of any comments on, or requests for amendment of the Registration Statement, for supplement of the Prospectus, or for additional or supplemental information, by or from the Commission;

(2) of the time and date of any filing of any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus;

(3) of the time and date that any amendment to the Registration Statement becomes effective; and

(4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.

If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such rules were received in a timely manner by the Commission.

(b) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the Second Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare and file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. If the Company notifies the Representatives of the occurrence of any fact or event contemplated by this Section 4(c), the Underwriters shall suspend their further use of the Prospectus until the requisite amendment, supplement or revision to the Prospectus or the Registration Statement has been made.

(d) Copies of the Preliminary Prospectus, the Prospectus, Any Amendments or Supplements Thereto, and the Registration Statement and Amendments and Supplements Thereto. The Company will deliver to, or upon the order of, the Representatives:

(1) from time to time, as many copies of any preliminary prospectus as the Representatives may reasonably request;

(2) during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request; and

(3) at or before the First Closing Date, four signed copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith, and such number of copies of the Registration Statement and all amendments thereto, including all exhibits filed therewith, as the Representatives reasonably request.

The preliminary prospectus, the Prospectus, the Registration Statements and any amendments or supplements thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offer Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offer Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; provided, that if the Company requests that the Offer Shares be sold in a particular jurisdiction, the Company shall take such actions as are necessary to effect sales into such jurisdiction. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offer Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Notification of Material Adverse Change. Between the execution of this Agreement and the First Closing Date and, if applicable, the Second Closing Date, the Company shall inform the Representatives of any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, which has occurred or has become known.

(g) Issuance of Press Releases. Prior to the Second Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(h) Earnings Statement. The Company will make generally available as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 under the Securities Act).

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Firm Shares in the manner described under the caption “Use of Proceeds” in the Prospectus. Additionally, the Company shall report the use of proceeds from the issuance and sale of the Firm Shares as may be required in accordance with Rule 463 under the Securities Act.

(j) Periodic Reporting Obligations. The Company, during the Prospectus Delivery Period, will file, on a timely basis, all reports and documents required to be filed with the Commission and the Nasdaq National Market under the Exchange Act.

(k) Company to Provide Interim Financial Statements. Prior to each of the First Closing Date and the Second Closing Date, the Company will furnish to the Representatives, as soon as they have been prepared by or are available to the Company, copies of any unaudited consolidated interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(l) Quotation. The Company will use its commercially reasonable efforts to effect and maintain the quotation of the Offer Shares on the Nasdaq National Market.

(m) Agreement Not to Offer or Sell Additional Securities. For a period of 180 days from the date of the Prospectus, the Company will not, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise transfer or dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, without the prior written consent of MCF, other than the sale of the Firm Shares hereunder. Notwithstanding anything in the preceding sentence to the contrary, the Company may:

(1) file a registration statement on Form S-8 and issue shares of Common Stock or options to purchase Common Stock under any stock option, stock bonus or other stock plan or arrangement existing on the date hereof or described in the Prospectus, but only if the holders of such shares, options or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180-day period without the prior written consent of MCF; and

(2) issue shares of Common Stock (or securities convertible into or exercisable or exchange for shares of Common Stock) in connection with a strategic partnership, joint venture, collaboration, lending or similar arrangement, or in connection with the acquisition or license by the Company of any business, products or technologies, provided that (A) such shares or shares into which the securities are convertible into or exercisable or exchangeable for (and treating these securities as if converted into or exercised or exchanged for shares of Common Stock) do not exceed 5% of the shares of Common Stock outstanding immediately following the sale of the Firm Shares, and (B) the transferee shall furnish to the Representatives, prior to any such transfer, a letter, substantially in the form of Exhibit A hereto.

The Company will cause each officer, director and stockholder listed in Schedule III hereto to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit A hereto.

(n) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of Firm Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(o) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(p) No Manipulation of Price. In connection with the offering of the Offer Shares, until MCF shall have notified the Company of the completion of the resale of the Offer Shares, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more persons:

(1) bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any shares of Common Stock, or attempt to induce any person to purchase any shares of Common Stock, or

(2) make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the shares of Common Stock.

(q) Sarbanes-Oxley Act. The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act.

MCF, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, MCF, for the benefit of each of the other Underwriters, agrees not to consent to any action proposed to be taken by the Company or any other holder of the Company’s securities that would otherwise be prohibited by, or to waive compliance by the Company or any such other security holder with the provisions of, any lock-up agreement delivered pursuant to Section 4(m) hereof without giving each of the other Representatives at least 17 days prior notice (or such shorter notice as each of the other Representatives may deem acceptable to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation:

(a) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto;

(b) all costs and expenses incurred in connection with the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may reasonably be required in connection with the offering, purchase, sale, issuance or delivery of the Offer Shares;

(c) all costs and expenses incurred in connection with the preparation, issuance and delivery of the certificates for the Firm Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of such Firm Shares to the Underwriters (it being agreed that any transfer taxes imposed on the sale of the Option Shares to be sold by the Selling Stockholders to the Underwriters will be paid by the Selling Stockholders pro rata);

(d) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offer Shares for offer and sale under the state securities or blue sky laws or the securities laws of jurisdictions outside the United States, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions;

(e) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Offer Shares;

(f) all fees and expenses of the registrar and transfer agent of the Common Stock;

(g) all fees and expenses of counsel to the Company and the Selling Stockholders, the Company’s accountants and other advisors;

(h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offer Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered, or other means of transportation used, in connection with the road show (with the other half of such cost being paid by the Underwriters);

(i) the fees and expenses associated with including the Offer Shares on the Nasdaq National Market, including the initial entry and listing fees; and

(j) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement.

Notwithstanding anything to the contrary contained herein, the Company shall not be responsible for underwriting discounts and commissions on the Option Shares sold by the Selling Stockholders.

Other than as provided in this Section 5, Section 7 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, except that, if this Agreement is terminated by the Representatives in accordance with Section 7 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for their reasonable actual out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Offer Shares or in contemplation of performing their obligations hereunder, but the Company shall in no event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Offer Shares.

The Selling Stockholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Option Shares to be sold by them to the Underwriters, and (ii) the fees and disbursements of their respective counsel and advisors.

6. Conditions to Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares as provided herein on the First Closing Date and the Option Shares, if any, on the Second Closing Date, are subject to the accuracy, as of the First Closing Date or the Second Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the timely performance by the Company and the Selling Stockholders of their covenants and obligations hereunder, and to each of the following additional conditions:

(a) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Option Shares, the Second Closing Date:

(1) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act, or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(2) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b) No Material Inaccuracy or Omission. None of the Underwriters shall have discovered and disclosed to the Company on or prior to the First Closing Date or the Second Closing Date, as the case may be, that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of counsel for the Underwriters, is material or omits to state any fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) Blue Sky Memorandum. The Representatives shall have received at or prior to the First Closing Date from counsel to the Underwriters a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Offer Shares under the state securities or blue sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

(d) Approval of Listing. The Firm Shares and Option Shares shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

(e) No NASD Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(f) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Firm Shares, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(g) No Material Adverse Change. Since the date of the latest audited financial statements included in the Prospectus:

(1) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and

(2) there shall not have been any material change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

the effect of which, in any case described in subsections (1) or (2) is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Offer Shares on the terms and in the manner contemplated in the Prospectus.

(h) Accountants’ Comfort Letter. At the time of the execution of this Agreement, Goldstein Golub Kessler LLP shall have furnished to the Representatives a letter, dated the date hereof, in form and substance satisfactory to the Representatives and Goldstein Golub Kessler LLP, that shall include, but not be limited to, the following:

(1) Goldstein Golub Kessler LLP are independent certified public accountants with respect to the Company within the meaning of the Exchange Act and the applicable rules and regulations thereunder adopted by the SEC, including Rule 2-01 of Regulation S-X;

(2) in the opinion of Goldstein Golub Kessler LLP, the consolidated financial statements of the Company and its subsidiaries audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the SEC;

(3) [on the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(A) reading the minutes of meetings of the stockholders and the Board of Directors of the Company and its consolidated subsidiaries since December 31, 2003 as set forth in the minute books through a specified date not more than three business days prior to the date of delivery of such letter;

(B) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed interim financial statements of the Company and its subsidiaries as of March 31, 2005 and 2004 and for the three-month periods ended March 31, 2005 and 2004 included in the Registration Statement and reading the unaudited interim financial data for the period from the date of the latest balance sheet included in the Registration Statement to the date of the latest available interim financial data; and

(C) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

•	the unaudited condensed interim financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the SEC;

•	any material modifications should be made to the unaudited condensed interim financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles; ]

(4) After making inquiries of certain officials of the Company who have responsibility for financial and accounting matters and reading the minutes of the meetings of the stockholders and Board of Directors of the Company as set forth in the minute books through [            ], 2005, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

•	[at the date of the latest available interim financial data and] at a specified date not more than three business days prior to the date of delivery of such letter, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders’ equity of the Company and its consolidated subsidiaries as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur; and

•	for the period from the date of the latest income statement included in the Registration Statement to the date of the latest available financial data and for the period from the date of the latest income statement included in the Registration Statement to a specified date not more than three business days prior to delivery of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes, increases or decreases.

The letter shall also state that the information set forth in the Prospectus under the captions “Summary-Summary Consolidated Financial and Operating Data,” “Capitalization,”

“Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management – Director Compensation” and “Management – Executive Compensation” which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom, and that certain assertions in the Registration Statement are supported by the consolidated financial statements of the Company or related accounting records.

(i) Officers’ Certificate. On the First Closing Date and the Second Closing Date, as applicable, the Representatives shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (a) of this Section 6, and further to the effect that:

(1) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Effect;

(2) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(3) the Company has complied in all material respects with all the agreements and conditions hereunder on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j) Opinion of Counsel for the Company. On the First Closing Date and the Second Closing Date, as applicable, the Representatives shall have received the opinion of Morgan Lewis & Bockius LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional [            ] conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(k) Opinion of Counsel for the Underwriters. On the First Closing Date and the Second Closing Date, as applicable, the Representatives shall have received the opinion of Steptoe & Johnson LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Underwriters (and the Representatives shall have received an additional three conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(l) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each director, officer and each other beneficial owner of Common Stock that MCF has reasonably requested enter into such agreement, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(m) Bring-down Comfort Letter. On the First Closing Date and the Second Closing Date, as applicable, the Representatives shall have received from Goldstein Golub Kessler LLP,

independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (h) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional three conformed copies of such accountants’ letter for each of the several Underwriters).

(n) Legal Action. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would, as of the First Closing Date or the Second Closing Date, as applicable, prevent the issuance or sale of the Offer Shares or materially and adversely affect the business or operations of the Company.

7. Termination.

(a) Termination Prior to Effectiveness of Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act. Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (A) the Company or the Selling Stockholders, on the one hand, to any Underwriter, on the other, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 7 hereof, (B) any Underwriter, on the one hand, to the Company or any of the Selling Stockholders, on the other, or (C) any party hereto to any other party except that the provisions of Section 9 shall at all times be effective and shall survive such termination.

(b) Termination Due to Unsatisfied Condition(s). If any condition specified in Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Option Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5 and 9 shall at all times be effective and shall survive such termination. If this Agreement is terminated by the Representatives pursuant to the terms hereof, or if the sale to the Underwriters of the Firm Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offer Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

(c) Market Outs. Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time:

(1) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD;

(2) a general banking moratorium shall have been declared by any of federal or New York authorities;

(3) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offer Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;

(4) in the reasonable judgment of the Representatives there shall have occurred any Material Adverse Effect; or

(5) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

Any termination pursuant to this Section 7(c) shall be without liability on the part of (A) the Company or the Selling Stockholders, on the one hand, to any Underwriter, on the other, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 5 and 7 hereof, (B) any Underwriter, on the one hand, to the Company or the Selling Stockholders, on the other, or (C) any party hereto to any other party except that the provisions of Section 5 and 9 shall at all times be effective and shall survive such termination.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase in accordance with Section 1(a) hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated, or, in the event no such designation is made, such Firm Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule I.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter(s) is substituted by the Representatives or by the Company for a defaulting Underwriter(s) in accordance with the foregoing provision, the Company or the Representatives shall have the right to postpone the First Closing Date for a period not exceeding five days in order that any necessary changes in the Registration Statement or Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted in accordance with this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule I.

If the aggregate number of Firm Shares which the defaulting Underwriter(s) agreed to purchase exceeds 10% of the total number of Firm Shares that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the [48 hour] [ 5 day] period stated above for the purchase of all the Firm Shares which the defaulting Underwriter(s) agreed to purchase hereunder, this Agreement shall terminate without further act or deed without liability of any party to any other party except that the provisions of Sections 5 and 9 shall at all times be effective and shall survive such termination. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability to the Company in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to:

(1) indemnify and hold harmless each Underwriter, its officers and employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties” and, each an “Underwriter Indemnified Party”) against any loss, claim, damage, liability, joint or several, or any action in respect thereof, to which the Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon:

(A) any actual or alleged untrue statement of a material fact contained in the Registration Statement, any post-effective amendment thereto, any Rule 462(b) Registration Statement, the Prospectus, any preliminary prospectus, any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act;

(B) the actual or alleged omission to state, in the Registration Statement, any post-effective amendment thereto, any Rule 462(b) Registration Statement, the Prospectus, any preliminary prospectus, any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(C) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, or upon any failure of the Company to perform its obligations hereunder or under law; or

(D) any actual or alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offer Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (A) or (B) above, provided that the Company shall not be liable in the case of any matter covered by this clause (D) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by any Underwriter through its gross negligence or willful misconduct; and

(2) reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action or proceeding, or in responding to a subpoena or governmental inquiry, related to the offering of the Offer Shares, whether or not such Underwriter Indemnified Party is a party to such action or proceeding as such expenses are incurred. In the event that it is finally judicially determined that the Underwriter Indemnified Party was not entitled to receive payments for legal and other expenses in accordance with this Section 9, the Underwriter Indemnified Party will promptly return all sums that had been advanced in accordance with this provision.

Notwithstanding anything in this Section 9(a) to the contrary, the Company shall not be liable in any such case to the extent that any loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Registration Statement, any post-effective amendment thereto, any Rule 462(b) Registration Statement, the Prospectus, any preliminary prospectus, any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to (i) the statements on the front cover page of the Prospectus concerning the terms of the offering by the Underwriters, (ii) the statements concerning the Underwriters contained in the [            ] paragraph (concerning the terms of the offering) and the [            ] paragraph (concerning short sales and stabilizing transactions) and the table of Underwriters participating in the offering under the heading “Underwriting.”

Notwithstanding anything in this Section 9(a) to the contrary, the Company’s indemnification obligation with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from which the person asserting any loss, claim, damage or liability purchased any of the Offer Shares, or any officers, employees, representatives, agent or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of any Offer Shares to such person, (ii) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(c) hereof, and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders (solely in their capacities as such), severally and not jointly, agrees to indemnify the Underwriter Indemnified Parties against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to the same extent as indemnity is provided by the Company in accordance with Section 9(a) above, but only with respect to written information provided by or on behalf of such Selling Stockholder to the Company or the Underwriters expressly for use in the Registration Statement, any post-effective amendment thereto, any Rule 462(b) Registration Statement, the Prospectus, any preliminary prospectus, any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented. In no event, however, shall the liability of any Selling Stockholder (solely in his or her capacity as such) for indemnification under this Section 9(b) exceed the proceeds received by such Selling Stockholder from the Underwriters in this offering. The indemnity obligation will be in addition to any liability that the Company may otherwise have.

(c) Indemnification of the Company, the Selling Stockholders, etc. Each Underwriter, severally and not jointly, shall:

(1) indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties” and each a “Company Indemnified Party”), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon:

(A) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any post-effective amendment thereto, any Rule 462(b) Registration Statement, the Prospectus, any preliminary prospectus, any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented; or

(B) the omission or alleged omission to state, in the Registration Statement, any post-effective amendment thereto, any Rule 462(b) Registration Statement, the Prospectus, any preliminary prospectus, any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented, a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

(2) reimburse any legal or other expenses reasonably incurred by the Company Indemnified Party in connection with investigating or preparing to defend or defending any such loss, claim, damage, liability, action or proceeding;

provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any post-effective amendment thereto, any Rule 462(b) Registration Statement, the Prospectus, any preliminary prospectus, any supplement thereto or prospectus wrapper prepared in connection therewith, as amended or supplemented, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(d) Notification and Other Indemnification Procedures.

(1) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought in accordance with this Section 9, such person (the “indemnified party”) shall promptly notify in writing the person against whom such indemnity may be sought (the “indemnifying party”). No indemnification provided for in Section 9(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 9(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability to which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a), (b) or (c).

(2) In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel at its own expense.

(3) In any such proceeding, any indemnifying party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event that:

(A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel;

(B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; or

(C ) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the proceeding.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by MCF in the case of parties indemnified in accordance with Section 9(a) or (b), and by the Company in the case of parties indemnified in accordance with Section 9(c).

(e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if:

(1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request;

(2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and

(3) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 9(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Offer Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions, or inaccuracies in the representations and warranties herein, which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the offering of the Offer Shares in accordance with this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus.

The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, or any such inaccurate or alleged inaccurate representation or warranty, relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Underwriters acknowledge and agree that, for purposes of this Agreement, only the statement relating to each Selling Stockholder in the section of the Prospectus entitled “Principal and Selling Stockholders” constitute the written information provided by or on behalf of such Selling Stockholder to the Company or the Underwriters expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments of supplements to any of the foregoing.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 9(f) shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 9(f):

(1) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Offer Shares purchased by such Underwriter;

(2) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and

(3) no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the Underwriters in the offering.

The Underwriters’ obligations in this Section 9(f) to contribute are several, and not joint, in proportion to their respective underwriting obligations as set forth opposite their names in Schedule I.

For purposes of this Section 9(f), each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

(g) Submission to Jurisdiction. In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon or by any other contributing party and consents to the service of such process and agrees that any other contributing party may join in as an additional defendant in any such proceeding in which such other contributing party is a party.

(h) Timing of Reimbursement Obligations. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

(i) Successors to Benefit. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

(j) Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, and will survive delivery of and payment for the Offer Shares sold hereunder and any termination of this Agreement.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to:

Merriman Curhan Ford & Co.

520 Madison Avenue, Suite 902

New York, New York 10022

Attention: Donald C. Hubbard

And, if to the Company, shall be sufficient in all respects if delivered or sent to:

IBuyDigital.com, Inc.

252 Conover Street

Brooklyn, New York 11231

Attention: Elliot Antebi

Copies to:

David Sorin, Esq.

Morgan Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540

and, if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to:

Mr. Elliot Antebi

c/o IBuyDigital.com, Inc.

252 Conover Street

Brooklyn, NY 11231

Copies to:

David Sorin, Esq.

Morgan Lewis & Bockius LLP

502 Carnegie Center

Princeton, New Jersey 08540

Any party hereto may change the address for receipt of communications by giving written notice to the others.

11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

12. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

13. Parties in Interest. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Section 9 hereof, the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

15. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Selling Stockholders and their successors and assigns and any successor or assignee of any substantial portion of any of the Underwriters’, the Company’s and the Selling Stockholders’ respective business and/or assets.

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Captions. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, any person controlling any Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Offer Shares and payment for them hereunder, and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Offer Shares from any of the several Underwriters merely because of such purchase.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

IBuyDigital.com, Inc.

By:
Print Name:
Title:

Selling Stockholders listed on Schedule II

By:
Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

Merriman Curhan Ford & Co.

Oppenheimer & Co., Inc.

As Representatives of the several Underwriters listed on Schedule I

By:	Merriman Curhan Ford

By:
Authorized Officer

By:	Oppenheimer & Co., Inc.

By:
Authorized Officer

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased
Merriman Curhan Ford & Co.
Oppenheimer & Co., Inc.	____________

Total	____________

SCHEDULE II

Schedule of Selling Stockholders

Name of Selling Stockholder	Maximum Number of Option Shares to be Sold	Percentage of Total Number of Option Shares
Elliot Antebi
Steven Szklarz
Barry Antebi
Mark Antebi
Total		100%